EXHIBIT 26 (n)(2)

                       CONSENT OF BRIAN A. GIANTONIO, ESQ.


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           To Whom It May Concern:

                  I hereby consent to the reference to my name under the caption "Experts" in the Statement of Additional Information contained in Post-Effective Amendment No. 27 to the Registration Statement on Form N-6 (File No. 033-06793) filed by Phoenix Life Variable Universal Life Account with the Securities and Exchange Commission under the Securities Act of 1933.

           Very truly yours,

           /s/ Brian A. Giantonio

           Brian A. Giantonio, Vice President, Tax and ERISA Counsel Phoenix Life Insurance Company

           Dated: April 19, 2005